Calculation of Filing Fee Tables
S-8
Cardlytics, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, 2018 Employee Stock Purchase Plan	Other	500,000	$0.7527	$376,338.00	0.0001381	$51.98
Total Offering Amounts:						$376,338.00		$51.98
Total Fee Offsets:								$—
Net Fee Due:								$51.98

Offering Note

1	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Cardlytics, Inc. (the "Registrant") that become issuable under the Registrant's 2018 Employee Stock Purchase Plan (the "2018 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents additional shares of common stock reserved for future issuance under the 2018 ESPP. The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Market on February 26, 2026 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2018 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A